EXHIBIT 99

EMC INSURANCE GROUP INC.
ANNOUNCES A PRESENTATION BY
MANAGEMENT IN NEW YORK CITY, NY

DES MOINES, Iowa (September 1, 2011) – On Wednesday, September 7, 2011, Mr. Bruce G. Kelley, President and Chief Executive Officer and Mr. Mark E. Reese, Senior Vice President and Chief Financial Officer will be presenting at the Keefe, Bruyette & Woods 2011 Insurance Conference at the Crowne Plaza Times Square Hotel in New York City at 2:05 p.m. eastern daylight time. Investors may access a webcast of the presentation on the Company’s website at http://www.emcins.com/ir/Presentations.aspx or at the official conference site at http://www.kbw.com/news/conferenceInsurance2011_Webcast.html. Presentation slides will also be available at both URL sites listed above.

EMC Insurance Group Inc. is the publicly-held insurance holding company of Employers Mutual Casualty Company (Employers Mutual), a multiple-line property and casualty insurance company. Employers Mutual is an Iowa mutual insurance company licensed in all 50 states and the District of Columbia. Employers Mutual and all of its subsidiaries (including the Company) and an affiliate are referred to as the “EMC Insurance Companies.”  For more information, visit our website at www.emcins.com.